Exhibit 10.1
U.S. SMALL BUSINESS ADMINISTRATION PAYCHECK PROTECTION NOTE

SBA Loan #	1296737200
SBA Loan Name	Yield10 Bioscience, Inc.
Date	4/17/2020
Loan Amount	$332,800.00
Fixed Interest Rate	1.0%
Borrower	YIELD10 BIOSCIENCE, INC.
Lender	Citizens Bank N.A. 1 Citizens Plaza Providence, RI 02903

1.	PROMISE TO PAY:
In return for the Loan, Borrower promises to pay to the order of Lender the amount of
332,800.00         Dollars,
interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:
“Forgiveness Period” means the 8-week period beginning on the date of first disbursement of the Loan.
“Loan” means the loan evidenced by this Note.
“Loan Documents” means the documents related to this loan signed by Borrower.
“Program” means the Paycheck Protection Program created by the Coronavirus Aid, Relief, and Economic Security Act, also known as the “CARES Act” (P.L. 116-136).
“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	LOAN FORGIVENESS; PAYMENT TERMS:

A.
Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on the Loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of the Loan:

(i)	Payroll costs

(ii)	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)

(iii)	Any payment on a covered rent obligation

(iv)	Any covered utility payment
The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Program, including the provisions of Section 1106 of the CARES Act. Not more than 25% of the amount forgiven can be attributable to non-payroll costs. If Borrower has received an SBA Economic Injury Disaster Loan (“EIDL”) during the period between January 1, 2020 and April 4, 2020 and used the proceeds of that EIDL for payroll costs, that amount shall be subtracted from the loan forgiveness amount.
Forgiveness will be subject to Borrower’s submission to Lender of information and documentation as required by the SBA and Lender.

B.
Submission of Information and Documents: Forgiveness will be subject to Borrower’s submission to Lender of information and documentation as required by the SBA and Lender. Not before July 1, 2020 and by August 15, 2020, Borrower shall provide Lender with information, in form and substance acceptable to Lender, specifying the amount of forgiveness Borrower requests, together with all documentation required by the CARES Act, the SBA and/or Lender to evidence and/or verify such information. Required information shall include, without limitation:

(i)
the total dollar amount of payroll costs during the Forgiveness Period and the dollar amounts of covered mortgage interest payments, covered rent payments and covered utilities for the Forgiveness Period to the extent Borrower seeks forgiveness for these costs.

(ii)
the average number of full-time equivalent employees of Borrower per month during (a) the period from February 15, 2020 through June 30, 2020 (the “Covered Period”); (b) the same period in 2019, and (c) if the average number of full-time equivalent employees is lower than the average number for the period described in subsection (ii)(b) above, the period from January 1, 2020 through February 29, 2020;

(iii)	the number of full-time equivalent employees of Borrower as of February 15, 2020, April 26, 2020 and June 30, 2020;

(iv)
the total amount of salary and wages during the Covered Period and during the fourth calendar quarter of 2019 of each employee who had the amount or rate of such salary and wages reduced by more than 25% during the Covered Period from the amount or rate in the fourth quarter of 2019 (each, a “Lowered Employee”);

(v)	the rate of salary and wages of each Lowered Employee as of February 15, 2020, April 26, 2020 and June 30, 2020; and

(vi)	such further information and documents as Lender or the SBA shall require.

C.	Initial Deferment Period: No payments are due on the Loan for 6 months from the date of first disbursement of the Loan. Interest will continue to accrue during the deferment period.

D.	Maturity. This Note will mature two years from date of first disbursement of the Loan.

E.
Payments from End of Deferment Period through Maturity Date: To the extent the Loan is not forgiven during the deferment period or thereafter, the outstanding balance of the Loan, and interest thereon, shall be repaid in eighteen substantially equal monthly payments of principal and interest, commencing on the first business day after the end of the deferment period.

F.	Payment Authorization: Borrower hereby authorizes Lender to initiate payments from Borrower’s bank account, by wire or ACH transfer, for each monthly or other payment required hereunder.
In the event any such payment is unsuccessful, Borrower shall remain liable for such payment and shall take all steps required to make such payment.

G.
Interest Computation; Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the Loan. Interest will be calculated based upon actual days over a 365-day year.

H.
Payment Allocation: Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

I.
Loan Prepayment: Notwithstanding any provision in this Note to the contrary, Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: (i) give Lender written notice; (ii) pay all accrued interest; and (iii) if the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under (ii) of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

4.
NON-RECOURSE: Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

5.	USE OF PROCEEDS:
Borrower represents and warrants that all proceeds of the Loan will be used for the following eligible business purposes, as required by the CARES Act: (I) payroll costs; (II) costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums; (III) employee salaries, commissions, or similar compensations; (IV) payments of interest on any mortgage obligation (which shall not include any prepayment of or payment of principal on a mortgage obligation); (V) rent (including rent under a lease agreement); (VI) utilities; and (VII) interest on any other debt obligations that were incurred before February 15, 2020, provided that not less than 75% of expended Loan proceeds shall be devoted to items (I)-(III) above.

6.	DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA;

C.	Makes, or anyone acting on its behalf makes, a materially false or misleading representation to Lender or SBA;

D.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent;

E.	Does any of the following after Lender makes a determination (an “Adverse Forgiveness Determination”) that the Loan is not entitled to full forgiveness (or in such other period as specified below):

(i)	Defaults on any other loan with Lender;

(ii)	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

(iii)	Fails to pay any taxes when due;

(iv)	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

(v)	Has a receiver or liquidator appointed for any part of their business or property;

(vi)	Makes an assignment for the benefit of creditors;

(vii)
Has any adverse change in financial condition or business operation from the date of this Note that continues after the Adverse Forgiveness Determination and that Lender believes may materially affect Borrower’s ability to pay this Note; or

(viii)
Becomes the subject of a civil or criminal action from the date of this Note that continues after the Adverse Forgiveness Determination and that Lender believes may materially affect Borrower’s ability to pay this Note.

7.	LENDER’S RIGHTS IF THERE IS A DEFAULT:
Upon a default by Borrower, without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note; or

B.	File suit and obtain judgment.

8.	LENDER’S GENERAL POWERS:
Without notice and without Borrower’s consent, Lender may:

A.
Incur expenses to collect amounts due under this Note and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance; and

B.	Take any action necessary to collect amounts owing on this Note.

9.	WHEN FEDERAL LAW APPLIES:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

10.	SUCCESSORS AND ASSIGNS:
Under this Note, Borrower includes the original Borrower’s successors, and Lender includes the original Lender’s successors and assigns.

11.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.
To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee or collateral.

12.	STATE-SPECIFIC PROVISIONS:

13.	ARBITRATION CLAUSE:
Borrower agrees to the Arbitration Clause attached as Exhibit A. Lender also agrees to the Arbitration Clause.

14.	BORROWER’S NAME AND SIGNATURE:
By signing below, each individual or entity becomes obligated under this Note as Borrower.
BORROWER: YIELD10 BIOSCIENCE, INC.
/s/ Lynne Brum
LYNNE BRUM, Authorized Signer